Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-59243, 333-38156, 333-91140, 333-143612) of AC Moore Arts & Crafts, Inc. of our report dated March 13, 2009 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP Philadelphia, Pennsylvania
March 13, 2009